                                                                      Exhibit 99
                                                                      ----------



                                 CENTEON L.L.C.

                             EMPLOYEE SAVINGS PLAN

                           Effective January 1, 1996

                                CENTEON L.L.C.
                             EMPLOYEE SAVINGS PLAN

                           Effective January 1, 1996

                               TABLE OF CONTENTS
                               -----------------

ARTICLE                                                                 PAGE
-------                                                                 ----

I               PURPOSE.............................................       1

II              DEFINITIONS.........................................       2

III             PARTICIPATING IN THE PLAN...........................      13

IV              PARTICIPANT'S CONTRIBUTIONS.........................      16

V               EMPLOYER CONTRIBUTIONS..............................      19

VI              LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS........      22

VII             DISTRIBUTION........................................      29

VIII            VESTING.............................................      34

IX              WITHDRAWALS AND LOANS...............................      35

X               ADMINISTRATION......................................      39

XI              THE FUND............................................      42

XII             INVESTMENT BY THE TRUSTEE...........................      43

XIII            AMENDMENT OR TERMINATION OF THE PLAN................      44

XIV             GENERAL PROVISIONS..................................      45

XV              SPECIAL PROVISIONS FOR TOP-HEAVY PLANS..............      47

Supplement A    Special Rules for Puerto Rico Participants..........      50

Supplement B    Special Matching Contributions for Puerto Rico
                Participants who are Members of the United
                Auto Workers' Union.................................      54

Supplement C    Special Matching Contributions for Participants
                who are Members of International Chemical Workers'
                Union, Local 498....................................      55

                                   ARTICLE  I
                                   ----------

                                    PURPOSE
                                    -------



               1.1 The Centeon L.L.C. Employee Savings Plan is intended to encourage eligible employees to build financial security by enabling them to accumulate assets in a trust fund through convenient payroll reductions which are enhanced by contributions from Centeon L.L.C. (the "Company"). The Plan is designed to supplement employees' income when they retire, as well as to help them meet preretirement financial emergencies. The trust fund will be invested in a variety of investment media.

               The Plan continues the benefits provided under the Rhone-Poulenc Rorer Employee Savings Plan, as amended and restated effective January 1, 1989 (the "Former Plan") from which this Plan was spun off as of January 1, 1996 for the employees of the Company on that date or hired thereafter.

                                  ARTICLE  II
                                  -----------

                                  DEFINITIONS
                                  -----------



               2.1  "Accounts" shall mean all of the various separate accounts
                     --------
     maintained by the Trustee for each Participant.

               (a) "Basic Contribution Account I" shall mean the Account to
                    ----------------------------
     which are credited a Participant's contributions made pursuant to Section
     4.1 prior to July 1, 1984.

               (b) "Basic Contribution Account II" shall mean the Account to
                    -----------------------------
     which are credited a Participant's contributions made pursuant to Section
     4.1 after June 30, 1984 and to which is credited (or debited) the net increase or decrease apportioned to such contributions.

               (c) "Employer Contribution Account" shall mean the Account to
                    -----------------------------
     which are credited Employer Contributions to the Plan.

               (d) "Rollover Account" shall mean the Account to which are
                    ----------------
     credited a Participant's contributions made pursuant to Section 4.10 and to which is credited (or debited) the net increase or decrease apportioned to such contributions.

               (e) "Supplemental Contribution Account I" shall mean the Account
                    -----------------------------------
     to which are credited a Participant's contributions made pursuant to
     Section 4.2 for periods prior to July 1, 1984.

               (f) "Supplemental Contribution Account II" shall mean the Account
                    ------------------------------------
     to which are credited a Participant's contributions made pursuant to
     Section 4.2 for periods after June 30, 1984 and to which is credited (or debited) the net increase or decrease apportioned to such contributions.

               (i)  "Supplemental Employer Contribution Account" shall mean the
                     ------------------------------------------
     Account to which are credited Supplemental Employer Contributions made pursuant to Section 5.2 and to which is credited (or debited) the net increase or decrease apportioned to such contributions.

               (j) "PAYSOP Account" shall mean the Account to which are credited
                    --------------
     contributions which had previously been held in the Rorer Group Inc. Payroll Stock Ownership Plan and which were transferred to this Plan effective January 1, 1992.

               (k) "Qualified Employer Contribution Account" shall mean the
                    ---------------------------------------
     Account established pursuant to Sections 2.36 and 2.37 of the Plan.

               2.2  "Activity Date" shall mean a date on which an Eligible
                     -------------
     Employee may (a) become or cease to be a Participant and (b) make an investment or reinvestment selection pursuant to Article XII hereof. The Activity Dates for purposes of the Plan shall be the first day of each calendar month during the Plan Year, or such other dates as the Committee may determine, in its sole discretion. The Committee may establish different Activity Dates and required notice periods for different purposes under the Plan.

               2.3  "Affiliated Company" shall mean any entity (a) which, with
                     ------------------
     the Employer, constitutes (1) a "controlled group of corporations" within the meaning of Section 414(b) of the Code, (2) a "group of trades or businesses under common control" within the meaning of Section 414(c) of the Code, or (3) an "affiliated service group" within the meaning of
     Section 414(m) of the Code or (b) which is required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code and regulations issued thereunder. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. When the term "Affiliated Company" is used in Section 6.9 or 6.10, Sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of Section 415(h) of the Code, which substitute the phrase "more than 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code which is then incorporated by reference in Sections 414(b) and (c) of the Code.

               2.4    "Anniversary Date" shall mean the last day of each Plan
                       ----------------
     Year.

               2.5    "Basic Contributions" shall mean the contributions made by
                       -------------------
     a Participant pursuant to Section 4.1.

               2.6    "Board of Directors" shall mean the Board of Directors of
                       ------------------
     the Company.

               2.7    "Code" shall mean the Internal Revenue Code of 1986, as
                       ----
     amended.

               2.8    "Committee" shall mean the persons appointed by the Board
                       ---------
     of Directors to supervise the administration of the Plan, as hereinafter provided.

               2.9    "Company" shall mean Centeon L.L.C., a Delaware limited
                       -------
     liability company, or its successors.

               2.10   "Compensation" shall mean with respect to all
                       ------------
     Participants, the base wages of a Participant paid by an Employer, exclusive of overtime, commissions, bonuses, any contributions to any qualified pension or other fringe benefit programs, severance pay and amounts identified by the Employer as payment toward business expenses incurred by the Participant without direct reimbursement, prior to any reduction in compensation pursuant to Section 4.1 and 4.2 or pursuant to any plan or program maintained by the Employer pursuant to Section 125 of the Code. For purposes of Article VI, Compensation shall mean all remuneration which is required to be reported as wages on the Participant's Form W-2, and, unless the Company elects otherwise, any Basic or Supplemental Contributions to this Plan or any reductions in compensation pursuant to any plan or program maintained by the Employer pursuant to Section 125 of the Code; provided, however, that only that remuneration paid to the Employee while he was an Eligible Employee shall be taken into account. Compensation in excess of $200,000 ($150,000 for Plan Years beginning on or after January 1, 1994) for any Plan Year (adjusted to reflect any cost-of-living increases provided in accordance with Section 415(d) of the Code) shall be disregarded. In determining Compensation for purposes of the foregoing limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the Spouse of the Employee and any lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of Code Section 414(q)(6), the limitation is exceeded, then the limitation shall be prorated among the affected family members in proportion to each such member's Compensation as determined under this Section prior to application of the limitation.

               2.11   "Earliest Retirement Age" shall mean for purposes of
                       -----------------------
     Section 2.31 the earlier of (a) the date on which the Participant is entitled to a distribution under the Plan or (b) the later of (i) the date the Participant attains age 50, or (ii) the earliest date on which, under the Plan, the Participant could elect to receive benefits if the Participant incurred a Termination Date.

               2.12   "Effective Date" shall mean January 1, 1996.
                       --------------

               2.13   "Eligible Employee" shall mean any Employee other than (i)
                       -----------------
     an Employee who is such solely by reason of being a leased employee within the meaning of Section 414(n) of the Code, (ii) an Employee whose terms and conditions of employment are determined through collective bargaining shall not be eligible to participate in the Plan unless the collective bargaining agreement so provides, (iii) an Employee who, as to the United States, is a non-resident alien with no U.S. source income from the Employer, and (iv) an Employee who is a temporary employee which shall mean, for the purpose of this Section 2.15, any person who is hired for a specific project or for a limited duration. "Full-Time Employee" shall mean an Eligible Employee
                           ------------------
     working the regularly scheduled work week for the location at which he is employed.

               2.14   "Employee" shall mean all individuals employed by the
                       --------
     Company or an Affiliated Company, including officers, shareholders or directors who are employees and leased employees within the meaning of
     Section 414(n)(2) of the Code.

               2.15   "Employer" shall mean the Company or any Affiliated
                       --------
     Company which has duly adopted the Plan with the consent of the Board of Directors.

               2.16   "Employer Contribution" shall mean the contribution made
                       ---------------------
     by an Employer pursuant to Section 5.1.

               2.17   "Employment Commencement Date" shall mean with respect to
                       ----------------------------
     any person, the first date on which that person first performs an Hour of Service in the employ of an Employer or an Affiliated Company.

               2.18   "ERISA" shall mean the Employee Retirement Income Security
                       -----
     Act of

     1974, as amended.

               2.19   "Former Plan" shall mean the Rhone-Poulenc Rorer Employee
                       -----------
     Savings Plan, as amended and restated effective January 1, 1989.

               2.20   "415 Compensation" shall mean a Participant's remuneration
                       ----------------
     including wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan or an Affiliated Company to the extent such amounts are included in gross income, including overtime, bonuses, premium time, etc., but excluding the following:

               (a) contributions to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Participant's gross income for the taxable year in which contributed;

               (b) contributions made on behalf of a Participant to a simplified employee pension described in Section 408(k) of the Code;

               (c) distributions from a deferred compensation plan (regardless of whether such amounts are includable in gross income);

               (d) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (e) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or

               (f) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Employer contributions towards the purchase of an annuity contract described in Section 403(b) of the Code.

               For purposes of the definition of "Key Employee" in Section 15.2, 415 Compensation shall include elective contributions that are excluded from gross income under Section 125, 402(e)(3), 402(h) or 403(b) of the Code.

               2.21   "Fund" shall mean the separate fund established for this
                       ----
     Plan, administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid. The Fund may be part of, or participate in, a Pooled Investment Trust.

                 2.22      "Highly Compensated Employee" shall mean:
                            ---------------------------

               (a) each Employee who, with respect to the Company or an Affiliated Company, performed services (an "Active Employee") during the Plan Year for which a determination is being made (the "Determination Year") and who during such Determination Year, or the preceding Determination Year:

                    (1) was at any time a 5% owner (as defined in Section 416(i) of the Code and the regulations issued thereunder);

                    (2) received 415 Compensation in excess of $75,000 (adjusted to reflect any cost-of-living increases provided in accordance with Section 415(d) of the Code);

                    (3) received 415 Compensation in excess of $50,000
     (adjusted to reflect any cost-of-living increases provided in accordance with Section 415(d) of the Code) and was in the top 20% of Active Employees (based on 415 Compensation received) during such year; or

                    (4) was an officer (as defined in Section 416(i) of the Code and the regulations issued thereunder) and received 415 Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which a determination is made.

     Notwithstanding the foregoing, the provisions of paragraph (2), (3) or (4) above shall not cause an Employee to be treated as a Highly Compensated Employee for the Determination Year of reference unless such Employee is one of the top 100 Active Employees (based on 415 Compensation received) during such Determination Year and was not a Highly Compensated Employee in accordance with the provisions of paragraph (2), (3) or (4) above for the preceding Determination Year (without regard to this sentence).

               (b) For purposes of determining the number of Employees in the top 20% of Active Employees in paragraph (a)(3), Employees described in
     Section 414(q)(8) of the Code shall be excluded to the extent (i) permitted under Section 414(q)(8) of the Code and regulations thereunder and (ii) elected by the Committee.

               (c) For purposes of paragraph (a)(4), no more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees, excluding Employees described in section 414(q)(8) of the Code disregarded for purposes of identifying the top 20% of Active Employees) shall be treated as officers, and if for any Plan Year no officer is described in such paragraph, the highest paid officer for such Plan Year shall be treated as described in such paragraph.


               (d) If any person is a member of the family of a 5% owner who is an

     Employee or former Employee or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees with the greatest 415 Compensation for the Plan Year, such person shall not be considered a separate Employee. In such case, the family member (or family members) and 5% owner or Highly Compensated Employee shall be treated as a single Highly Compensated Employee receiving 415 Compensation and Plan contributions equal to the sum of the 415 Compensation and Plan contributions of the family member(s) and the 5% owner or Highly Compensated Employee. The term "family" shall mean, with respect to any Employee or former Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

               (e) A former Employee shall be treated as a Highly Compensated Employee, if such Employee was a Highly Compensated Employee while an active Employee in either the Plan Year in which such Employee separated from service or in any Plan Year ending on or after his 55th birthday.

               (f) The determination of Highly Compensated Employee made pursuant to this Section shall be made in accordance with Section 414(q) of the Code and the regulations issued thereunder.

               (g) For purposes of this Section, the term "415 Compensation" shall include Basic and Supplemental Contributions under this Plan.

               2.23   "Hoechst Celanese" shall mean Hoechst Celanese Corporation
                       ----------------
     and any of its "affiliated companies," as that term is defined in the Hoechst Celanese Savings Plan.

               2.24   "Hoechst Celanese Savings Plan" shall mean Hoechst
                       -----------------------------
     Celanese Savings Plan, amended and restated effective January 1, 1989, and as amended from time to time.

               2.25   "Hour of Service" shall mean an hour
                       ---------------

               (a) for which an Employee is directly or indirectly paid or entitled to payment by an Employer or an Affiliated Company for the performance of employment duties;

               (b) for which back pay is either awarded or agreed to, irrespective of mitigation of damages;

               (c) for which an Employee is directly or indirectly paid or entitled to payment by an Employer or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity, jury duty, lay-off, or leave of absence;

               (d) each hour that constitutes part of the Employee's customary work week during any period of absence in the armed forces of the United States, provided that (1) such absence is with the approval of the Employer or pursuant to a national conscription law, (2) the Employee receives an honorable discharge, and (3) the Employee returns to employment with the Employer within 90 days after his release from active service or any longer period during which his right to reemployment is protected by law.

     There shall be excluded from the above those periods during which payments are made or due solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws. No more than 501 Hours of Service shall be credited under Subsection
     (c) for any period during which no duties are performed except to the extent otherwise provided in this Plan. An Hour of Service shall not be credited where an Employee is being reimbursed solely for medical or medically related expenses. Hours of Service shall be credited in accordance with the rules set forth in DOL Reg. 2530.200b-2(b) and (c).

               Notwithstanding the foregoing, the Committee may, in accordance with uniform rules nondiscriminatorily applied, elect to credit Hours of Service using one or more of the following equivalencies:

               Basis Upon Which Records            Credit Granted to
                    Are Maintained               Individual for Period
               ------------------------       ---------------------------
                         shift                actual hours for full shift

                          day                 10 hours of service

                          week                45 hours of service

                  semi-monthly period         95 hours of service

                         month                190 hours of service

               2.26   "Investment Media" shall mean those funds, contracts,
                       ----------------
     obligations or other modes of investment selected by the Committee to which each Participant may direct the investment of the assets of his Accounts.

               2.27   "Non-Highly Compensated Employee" shall mean an Employee
                       -------------------------------
     who is not a Highly Compensated Employee.

               2.28   "One-Year Period of Severance" shall mean a 12-consecutive
                       ----------------------------
     month period beginning on an Employee's Termination Date and ending on each anniversary of such Termination Date provided that the Employee does not perform an Hour of Service for the Company or any Affiliated Company during such period. Notwithstanding the foregoing, if an Employee is absent for one of the following reasons, he shall be credited with one Hour of Service, for purposes of this Section only, for each Hour of Service he would have received if he had continued in the active employ of an Employer during the period of absence:

               (1) layoff for a period of less than six (6) months; provided that the Employee returns to work promptly upon receipt of notice to do so;

               (2) leave of absence granted in accordance with established leave of absence policies;

               (3) military service such that his right to reemployment is protected by law; provided the Employee makes application for reemployment within the time provided by law; and

               (4) illness or accident for a period of less than twelve (12) months; provided, the employee returns to work as soon as he is physically able.

               If an Employee is absent from work by reason of pregnancy, childbirth, or adoption, or for purposes of the care of such Employee's child immediately after birth or adoption, the 12-consecutive month period beginning on the Employee's Termination Date shall not be treated as a One-Year Period of Severance. Nothing in this paragraph shall be construed as expanding or amending any maternity or paternity leave policy of the Company.

               2.29   "Participant" shall mean an Eligible Employee who is
                       -----------
     entitled to participate and who elects to participate in this Plan under
     Article III hereof.

               2.30   "Permanent and Total Disability" shall mean a
                       ------------------------------
     Participant's suffering a disability of a nature which enables the Participant to qualify for and to receive disability benefits under the Federal Social Security Act.

               2.31   "Permanently and Totally Disabled Employee" shall mean a
                       -----------------------------------------
     Participant who has suffered a Permanent and Total Disability.

               2.32   "Plan" shall mean the Centeon L.L.C. Employee Savings
                       ----
     Plan, as set forth herein and as hereafter amended from time to time.

               2.33   "Plan Year" shall mean the calendar year.
                       ---------

               2.34   "Pooled Investment Trust" shall mean a pooled investment
                       -----------------------
     trust established pursuant to the Pooled Investment Trust Agreement among the Company, Rhone-Poulenc Rorer Inc. ("RPR") and American Express Trust Company ("American Express Trust") in which the assets of the Former Plan and this Plan may be invested pursuant to the terms of each of the trust agreements between RPR and American Express Trust and the Company and American Express Trust.

               2.35   "Qualified Domestic Relations Order" shall mean a
                       ----------------------------------
     judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including a community property law) which:

               (a) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant (the "Alternate Payee");

               (b) creates or recognizes the existence of the Alternate Payee's right to, or assigns to the Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan;

               (c) specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's Plan benefits to be paid to the Alternate Payee, or the manner in which such amount or percentage is to be determined, and (iii) the number of payments or the period to which the order applies and each plan to which the order relates; and

               (d) does not require the Plan to (i) provide any type or form of benefit, or any option not otherwise provided under the Plan, (ii) provide increased benefits, or (iii) pay benefits to the Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order. Notwithstanding the foregoing, a Qualified Domestic Relations Order may provide that distribution commence immediately or at any other time specified in the Qualified Domestic Relations Order, but not later than the latest date benefits would be payable to the Participant under Article VII, if the Order directs (i) that the payment of the benefits be determined as if the Participant had retired on the date on which payment is to begin under such Order, taking into account only the balance standing to the Participant's credit in his Accounts on such date and (ii) that the payment be made in a form in which such benefits may be paid under the Plan to the Participant.

               2.36   "Qualified Employer Contribution" shall mean a
                       -------------------------------
     contribution made by the Employer pursuant to Section 5.3.

               2.37   "Qualified Employer Contribution Account" shall mean so
                       ---------------------------------------
     much of a Participant's Account as consists of amounts attributable to Qualified Employer Contributions under the Plan, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto, by all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

               2.38   "Required Distribution Date" shall mean the April 1 of the
                       --------------------------
     Plan Year following the Plan Year in which the Participant attains age
     70 1/2.

               2.39   "Retirement" shall mean the termination of employment of
                       ----------
     an Employee who is entitled to an immediate receipt of retirement benefits under a pension or retirement plan maintained or contributed to by the Employer. If a Participant does not participate in such a Plan, the Participant's "Retirement" under this Plan shall be the later of the date on which (a) the Participant attains age 55, (b) completes 10 years of service (as defined in Section 8.2) and (c) ceases to be employed by the Employer and all Affiliated Companies on or after his attainment of such age and years of service.

               2.40   "RPR" shall mean Rhone-Poulenc Rorer Inc. and any of its
                       ---
     "affiliated companies," as that term is defined in the Former Plan.

               2.41   "RPR Interest Accumulation Fund" shall mean an Investment
                       ------------------------------
     Medium managed by the Former Plan Committee that primarily invests in guaranteed income contracts.

               2.42   "RPR Stock" shall mean the common stock of Rhone-
                       ---------
     Poulenc Rorer Inc.

               2.43   "RPR Stock Fund" shall mean the Investment Medium
                       --------------
     dedicated to the acquisition and holding of RPR Stock.

               2.44   "Rollover Contribution" shall mean the contributions made
                       ---------------------
     by a Participant pursuant to Section 4.10.

               2.45   "Spouse" shall mean the spouse or surviving spouse of the
                       ------
     Participant, as the context requires; provided, that a former spouse shall be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.

               2.46   "Supplemental Contributions" shall mean the contributions
                       --------------------------
     made by a Participant pursuant to Section 4.2.

               2.47   "Supplemental Employer Contribution" shall mean the
                       ----------------------------------
     contributions, if any, made by an Employer pursuant to Section 5.2.

               2.48   "Termination Date" shall mean the earlier of (a) the date
                       ----------------
     an Employee dies or retires, quits or is discharged from the Employer and all Affiliated Companies, or (b) the first anniversary of the date that the Employee is otherwise first absent from work from the Employer and all Affiliated Companies (with or without pay) for any other reason.

               2.49   "Trust Agreement" shall mean the Trust Agreement(s)
                       ---------------
     executed under this Plan.

               2.50   "Trustee" shall mean the corporate trustee(s) or one or
                       -------
     more individuals collectively appointed and acting under the Trust
     Agreement.

               2.51   "Valuation Date" shall mean any day that the New York
                       --------------
     Stock Exchange is open for business or such other date chosen by the Committee on which a valuation of the Fund is made.

               2.52   "Year of Service" shall mean each 12-month period
                       ---------------
     beginning on an Employee's Employment Commencement Date and succeeding 12-month periods commencing with the first anniversary thereof during which the Employee is employed by the Employer or any Affiliated Company (or any predecessor thereof). For this purpose, less than whole 12-month periods shall be aggregated (whether or not consecutive) on the basis that 12 months of employment (30 days are deemed to be a month in the aggregation of fractional months) equals one Year of Service. After aggregation any service remaining which is less than 12 months shall be disregarded. For purposes of determining any Employee's eligibility to participate in the Plan under Article III, Years of Service shall include employment with the Employer or an Affiliated Company whether or not the Employee qualified as an Eligible Employee during that employment.

                                  ARTICLE  III
                                  ------------
                           PARTICIPATING IN THE PLAN
                           -------------------------



               3.1  Eligibility.
                    -----------

               (a) Any Employee who was a "participant" in the Former Plan or the Hoechst Celanese Savings Plan, as that term is defined in the Former Plan or the Hoechst Celanese Savings Plan, immediately prior to the Effective Date or the date on which their employment is transferred from RPR or Hoechst Celanese to the Employer shall continue to participate in the Plan without interruption.

               (b) Any other Eligible Employee (a) who is a Full-Time Employee shall be eligible to become a Participant on any Activity Date coincident with or following the Eligible Employee's completion of 3 months of employment, or (b) who is not a Full-Time Employee shall be eligible to become a Participant on any Activity Date coincident with or following the Eligible Employee's completion of one Year of Service. The following additional rules shall apply in calculating an Eligible Employee's 3 months of service or one Year of Service, whichever is applicable, under this subsection (b):

                    (1) If an Employee retires, quits or is discharged, the period commencing on the Employee's Termination Date and ending on the first date on which he again performs an Hour of Service shall be taken into account, if such date is within twelve (12) consecutive months of the date on which he last performed an Hour of Service;

                    (2) If the Employee is absent from work for a reason other than one specified in Section 3.1(b)(1) and within twelve (12) months of the first day of such absence, the Employee retires, quits or is discharged, the period commencing on the first day of such absence and ending on the first day he again performs an Hour of Service shall be taken into account, if such day is within twelve (12) months of the date his absence began.

               For purposes of determining an Eligible Employee's period of employment hereunder, any period of employment performed by an Employee, whose employment is transferred from RPR or Hoechst Celanese to the Employer and who is employed by RPR or Hoechst Celanese immediately prior to such transfer, for RPR or Hoechst Celanese prior to the transfer shall be taken into account.

               (c) Any individual described in Section 3.1(b) who ceases to be an Eligible Employee after the day on which he became eligible to become a Participant shall again become eligible to become a Participant on the date on which he resumes his status as an Eligible Employee. However, if any such individual has incurred a One-Year Period of Severance, he shall become eligible to become a Participant on the first Activity Date following his reemployment in an Eligible Employee classification.

               (d) If an Eligible Employee who is a Full-Time Employee fails to complete 3 months of employment, or an Eligible Employee who is not a Full-Time Employee fails to complete one Year of Service, before incurring one or more One-Year Period of Severance, such employee shall be eligible to become a Participant after his reemployment only if, after the reemployment, he again becomes an Eligible Employee and completes 3 months of employment in the case of a Full-Time Employee or one Year of Service in the case of an Employee who is not a Full-Time Employee, on the Activity Date coincident with or following the date he completes the applicable employment requirement.

               (e) Notwithstanding anything to the contrary in Section 3.1(b) hereof, any Eligible Employee whose employment is transferred from Centeon Bio-Services, Inc. to the Employer and who is a participant in the Centeon Bio-Services, Inc. Employee Savings Plan immediately prior to the time of such transfer shall become a Participant in this Plan upon the date of such transfer. Any other Employee whose employment is transferred from Centeon Bio-Services, Inc. to the Employer shall be eligible to participate in this Plan in accordance with Section 3.1(b) hereof, provided that such transferred Employee shall receive credit for a period service consisting of (i) a number of years equal to the number of "Years of Service," as that term is defined in the Centeon Bio-Services, Inc. Employee Savings Plan before his "Eligibility Computation Period," as that term is defined in the Centeon Bio-Services, Inc. Employee Savings Plan, during which the transfer occurs and (ii) the greater of (A) the period of service that would be credited to the Employee for his service with the Employer under this Plan during the entire Eligibility Computation Period in which the transfer occurs or (B) the service taken into account for the Employee under the Centeon Bio-Services, Inc. Employee Savings Plan as of the date of the transfer.

               (e) Notwithstanding anything to the contrary in the Plan, effective January 1, 1997, if an Eligible Employee elects to participate in the Centeon, L.L.C. Defined Contribution Excess Benefit Plan for a Plan Year, such individual shall be entitled to make Basic Contributions or share in Employer Contributions under the Plan for such Plan Year only as provided in Sections 4.11 and 5.12.

               3.2    Participation.  Participants shall share in Employer
                      -------------
     Contributions and Supplemental Employer Contributions under Sections 5.1 and 5.2 for any Plan Year during which they make Basic Contributions to the Plan.

               3.3    Application for Participation.  Participation in this Plan
                      -----------------------------
     is voluntary. Each Eligible Employee who elects to become a Participant shall become a Participant as of an Activity Date upon such notice and after completing such enrollment and application forms as may be required by the Committee. Each Eligible Employee who becomes a Participant shall be deemed to have agreed to the terms and requirements of the Plan and the Trust Agreement. Any enrollment and application form in effect under the Centeon, L.L.C. Defined Contribution Excess Benefit Plan shall be deemed to be an election to become a Participant in this Plan, if so provided in the enrollment form.

               3.4    Data.  Each Participant shall furnish to the Committee
                      ----
     such data as may be requested by the Committee for the determination of his rights and benefits under the Plan.

               3.5    Change of Eligibility Status.  In the event a change of
                      ----------------------------
     job classification or a transfer to an Affiliated Company results in a Participant no longer qualifying as an Eligible Employee, such Employee shall cease to be an active Participant as of the effective date of such change of job classification or transfer, but the Employee shall not be deemed to have terminated employment with the Employer or the Affiliated Company for purposes of this Plan.

               3.6    Termination of Participation.  A Participant's
                      ----------------------------
     participation will end when he and his beneficiaries have received all benefits due to them under the Plan.

                                  ARTICLE  IV
                                  -----------

                          PARTICIPANT'S CONTRIBUTIONS
                          ---------------------------



               4.1    Basic Contributions.  Subject to the limitations set forth
                      -------------------
     in Article VI, a Participant shall authorize the Employer, on forms provided by the Committee, to reduce his Compensation by either 1%, 2%, 3%, 4%, 5% or 6%, up to a maximum of $6,000, adjusted to the nearer whole dollar, as a Basic Contribution to the Plan.

               4.2    Supplemental Contributions.  Subject to the limitations
                      --------------------------
     set forth in Article VI, a Participant who elects to make a Basic Contribution of 6% (or $6,000, if less) may also elect to authorize the Employer, on forms provided by the Committee and subject to any limitations imposed by the Committee, to reduce his Compensation by either 1%, 2%, 3%, 4%, 5% or 6% (calculated by whole percentage points and adjusted to the nearer whole dollar) as a Supplemental Contribution to the Plan; provided, however, that such amount, when added to the Participant's Basic Contributions for the Plan Year, shall not exceed the dollar limitation set forth in Section 402(g) of the Code.

               4.3    How Contributions Are Made.  Except as provided in Section
                      --------------------------
     4.11, Basic and Supplemental Contributions shall be made by payroll reduction in accordance with the consent of the Participant granted pursuant to the terms of Sections 4.1 and 4.2.

               4.4    When Contributions Are Made.  Withholding of a
                      ---------------------------
     Participant's contributions shall begin as of the first Activity Date following a timely receipt of his written consent to withhold and shall be completed in accordance with the Participant's instructions.

               4.5    Cash Contributions.  Cash contributions in lieu of payroll
                      ------------------
     reductions are not permissible, except as provided in Section 4.11.

               4.6    Change of Percentage Rate.  A Participant may elect to
                      -------------------------
     change his percentage rate of contribution under Section 4.1 or 4.2 (within the limits set forth in those Sections) as of any Activity Date. Any such change shall be made in accordance with such written, electronic or telephonic procedures as may be prescribed by the Committee.

               4.7    Discontinuance of Contributions.  By giving prior notice
                      -------------------------------
     to the Committee, a Participant may elect to discontinue his Basic Contributions and/or his Supplemental Contributions at any time. If a Participant elects to discontinue his Basic Contributions, his ability to make Supplemental Contributions will also cease. A Participant who has discontinued either his Basic or Supplemental Contributions shall not be permitted thereafter to make such Contributions until the Activity Date next following the effective date of such discontinuance. Notice of discontinuance shall be given in accordance with such written, electronic or telephonic procedures as may be prescribed by the Committee.

               4.8    Return of Basic and Supplemental Contributions.
                      ----------------------------------------------

               (a) Notwithstanding any provision in the Plan to the contrary, a Participant's Basic and Supplemental Contributions made under this Plan and his elective deferrals (as defined in Section 402(g) of the Code) made under any other plan or arrangement maintained by the Employer or an Affiliated Company for a taxable year shall not exceed the dollar limitation in Section 402(g) of the Code. Furthermore, the Participant should notify the Committee in writing no later than the March 1 following the Participant's taxable year that his Basic and Supplemental Contributions (reduced by amounts previously distributed pursuant to Sections 6.8 or 6.9) when added to his elective deferrals under any other plan or arrangement (whether or not maintained by an Employer or Affiliated Company) exceed the limit imposed by the Code Section 402(g) for the taxable year in which the deferrals occurred. Not later than the April 15 following the close of the Participant's taxable year, the Committee shall cause the Trustee to distribute to the Participant the excess deferrals (adjusted for any income or loss attributable thereto through the date of distribution and subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration). A Participant shall be deemed to have made a claim for distribution of excess deferrals from the Plan to the extent that his Basic and Supplemental Contributions together with his elective deferrals under any other plan or arrangement maintained by the Employer or an Affiliated Company exceed the limit imposed by Code Section 402(g) for the taxable year.

               (b) In the event a Participant receives a distribution of Basic Contributions pursuant to paragraph (a) of this Section, the Participant shall forfeit any Employer or Supplemental Employer Contributions (plus income thereon to the date of distribution) allocated to the Participant by reason of the distributed Basic Contributions. Amounts forfeited shall be used to reduce future Employer Contributions made pursuant to Section 5.1.

               4.9    Transfer to Trustee.  Each Employer shall transfer to the
                      -------------------
     Trustee the Basic and Supplemental Contributions of each Participant as soon as practicable, but no more than thirty (30) days after the end of the calendar month in which such contributions were withheld from the Participant's Compensation.

               4.10   Rollover Contributions.
                      ----------------------

               (a) In accordance with procedures established by the Committee and applied on a uniform basis, an Eligible Employee may transfer or have transferred directly to the Fund, from any qualified retirement plan of a former employer, all or a portion of his vested accrued benefit in the distributing plan, except that the amount being transferred shall not contain nondeductible contributions made to the distributing plan by the Eligible Employee, unless the transfer to the Fund is directly from the funding agent of the distributing plan.

               (b) In addition, an Eligible Employee who has established an individual retirement account to hold distributions received from qualified retirement plans of former employers may, in accordance with procedures established by the Committee and applied on a uniform basis, transfer all of the assets of such individual retirement account to the Fund. Such individual retirement account shall not contain nondeductible contributions made by the Eligible Employee while he was a participant in the plans of his former employers.

               (c) The distributions transferred by or for an Eligible Employee from another qualified retirement plan or from an individual retirement account shall be credited to the Participant's Rollover Account.

               (d) The Trustee shall not accept a distribution from any other qualified retirement plan or from an individual retirement account unless the following conditions are met:

                    (1) the distribution being transferred must come directly from the fiduciary of the plan of the former employer, or it must come from the Eligible Employee within 60 days after the Eligible Employee received a distribution from such other qualified retirement plan or individual retirement account;

                    (2) distributions from a plan for a self-employed person shall not be transferred to this Plan, unless the transfer is directly to the Fund from the funding agent of the distributing plan;

                    (3) the distribution being transferred will not cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code apply; and

                    (4) the distribution being transferred will not cause the Plan to violate the requirements set forth in Section 411(d)(6) of the Code (and the regulations issued thereunder).

               4.11   Transfer of Basic Contributions.  Upon the conclusion of
                      -------------------------------
     each Plan Year and prior to the fifteenth day of the third month following the end of the Plan Year, if elected by the Participant under the terms of the Centeon, L.L.C. Defined Contribution Excess Benefit Plan, the amount attributable to deferral contributions which is distributed from the Centeon, L.L.C. Defined Contribution Excess Benefit Plan shall be contributed to the Plan and allocated to the Participant's Basic Contribution Account II. In no event, however, shall the amount contributed pursuant to this Section 4.11 exceed $6,000.

                                   ARTICLE  V
                                   ----------

                             EMPLOYER CONTRIBUTIONS
                             ----------------------



               5.1    Employer Contributions.  Except as is otherwise provided
                      ----------------------
     in Supplements B, C and D, and subject to the limitations set forth in
     Article VI, each Participant's Basic Contributions shall be matched on an annual basis by an Employer Contribution up to a maximum Employer Contribution of $3,000 for a Participant in a Plan Year. The Basic Contributions shall be matched by Employer Contributions in accordance with the following schedule:

                         Basic Contribution            Employer Contribution
                      (as a % of Compensation)    (as a % of Basic Contribution)
                      ------------------------     -----------------------------

                           1st 1%                                100%
                           2nd 1%                                 90%
                           3rd 1%                                 80%
                           4th-6th 1%                             50%

               The Company may, with respect to the first Plan Year in which an Eligible Employee elects to become a Participant pursuant to Article III hereof, make an additional Employer Contribution of $100 on behalf of the Participant. The Company may, in its sole discretion, elect to make an Employer Contribution that is in excess of the amount required to be contributed by the Company; provided, however, that in no event shall the total Employer Contributions for any Participant for any Plan Year exceed the $3,000 limitation referenced above.

               5.2    Supplemental Employer Contributions.  As soon as possible
                      -----------------------------------
     after the end of the Plan Year, the Employer, in its discretion, may determine to make a Supplemental Employer Contribution, subject to the limitations set forth in Article VI. The Supplemental Employer Contribution for any Plan Year under this Section will be made no later than the expiration of the period within which such contribution may be paid and deducted for the purpose of federal income taxes. Supplemental Employer Contributions shall be allocated to the Supplemental Employer Contribution Account of each Participant who qualifies for Employer Contributions under Section 3.2 and who either (i) is in the active employment of an Employer or an Affiliated Company on the last day of the Plan Year for which such Supplemental Employer Contributions are made or
     (ii) dies, suffers a Permanent and Total Disability, or has a Retirement during the Plan Year; provided, however, that if this method of allocating the Supplemental Employer Contribution for a Plan Year (A) would not serve to prevent the Plan from failing to satisfy the requirements set forth in Sections 6.3 and 6.5, respectively (such failure to be determined without regard to the Supplemental Employer Contribution) and/or (B) would result in the Plan's failure to satisfy either of the requirements set forth in Sections 6.3 and 6.5, then, but only to the extent necessary to satisfy the requirements set forth in Sections 6.3 and 6.5 (as determined by the Committee in its sole discretion), the allocation of the Supplemental Employer Contribution for the Plan Year shall be made only to those Participants who otherwise satisfy the requirements set forth in (i) and
     (ii) above and who are also Non-Highly Compensated Employees. Supplemental Employer Contributions shall be treated the same as the Employer Contributions for all purposes under the Plan, except as otherwise provided herein.

               5.3    Qualified Employer Contributions.  Subject to the
                      --------------------------------
     limitations described in Article VI, the Employer may, in its discretion, make Qualified Employer Contributions for a Plan Year, which shall be allocated as of the last day of the Plan Year for which such contributions are made, among the Qualified Employer Contribution Accounts of some or all Active Participants who are not Highly Compensated Employees or other nonhighly compensated nonexcludible Employees who are not Eligible Employees for the Plan Year in an amount necessary to satisfy either one of the tests in Section 6.03 or Section 6.05 or the minimum coverage requirements of section 410(b) in accordance with Treasury Regulations issued under sections 401(k), 401(m) or 401(a)(4) of the Code, whichever is applicable.

               5.4    Fund.  The contributions deposited by the Employer in the
                      ----
     Fund in accordance with this Article V (and Article IV) shall constitute a fund held for the benefit of Participants and terminated or retired Employees, and their eligible survivors under and in accordance with this Plan. No part of the principal or income of the Fund shall be used for, or diverted to purposes other than those which are exclusively for the benefit of such Participants, terminated or retired Employees, and their eligible survivors including necessary administrative costs.

               5.5    Determination of Amount.  If any Employer in any Plan Year
                      -----------------------
     makes a contribution in excess of the amount allowable as a deduction for such fiscal year, the amount of the excess shall be returned to the Employer in accordance with Section 5.7

               5.6    When Contributions Are Made.  Subject to Section 5.12,
                      ---------------------------
     Employer Contributions shall be paid to the Trustee at the time that a Participant's Basic and Supplemental Contributions are forwarded to the Trustee. Supplemental Employer Contributions shall be made at the time set forth in Section 5.2 hereof. Qualified Employer Contributions for any Plan Year under this Article shall be made no later than twelve (12) months after the close of the Plan Year to which the contribution applies.

               5.7    Form of Contributions.  Employer contributions shall be
                      ---------------------
     made in cash.

               5.8   Deductibility of Contributions.  All Basic, Supplemental
                     ------------------------------
     and Employer Contributions under the Plan are conditioned upon their deductibility under Section 404 of the Code and, to the extent the deduction is disallowed, shall be returned to the Employer or the Participant as appropriate within one year after the disallowance of the deduction. Notwithstanding the foregoing, the maximum amount which may be returned to the Employer or a Participant shall be the lesser of either the value of the contribution on the date it is returned or the value of the contribution on the date it was made.

               5.9    Mistake.  In the case of a contribution which is made
                      -------
     under a mistake of fact, such contribution shall be returned to the Employer or the Participant, as appropriate, within one year after the payment of the contribution. Notwithstanding the foregoing, the maximum amount which may be returned to the Employer or a Participant shall be the lesser of either the value of the contribution on the date it is returned or the value of the contribution on the date it was made.

               5.10   Contributions Conditioned on Plan Qualification.  All
                      -----------------------------------------------
     contributions under the Plan are conditioned on initial qualification of the Plan under Sections 401(a) and 401(k) of the Code, and if the Plan is found not to so qualify, it shall be terminated in accordance with the provisions of Section 13.2 and the Fund shall be distributed to the Participants and the Employer, as appropriate, within one year after the denial of such initial qualification.

               5.11   Records.  All contributions transferred to the Trustee
                      -------
     under the Plan shall be provided under any method authorized by the Committee to the Trustee and shall include: (a) identify the Participant on whose behalf the contribution is being made, (b) state whether the contribution represents a Basic Contribution, Supplemental Contribution, Employer Contribution, Supplemental Employer Contribution or Qualified Employer Contribution and (c) direct the investment of the contribution in accordance with the Participant's investment directions pursuant to Article XII.

               5.12   Transfer of Employer Contributions.  Upon the conclusion
                      ----------------------------------
     of each Plan Year and prior to the fifteenth day of the third month following the end of the Plan Year, the amount attributable to Company contributions which is distributed from the Centeon, L.L.C. Defined Contribution Excess Benefit Plan shall be contributed to the Plan and allocated to the Participant's Employer Contribution Account.

                                  ARTICLE  VI
                                  -----------

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
                  --------------------------------------------



               6.1  General Requirements.  For any Plan Year, (a) contributions
                    --------------------
     under the Plan shall not exceed the limitations on deductions imposed under Sections 404(a)(3) and 404(a)(9) of the Code, and (b) the Plan shall satisfy (i) the coverage requirements of Section 410(b)(1) of the Code,
     (ii) the average deferral percentage test set forth in Section 6.3 and
     (iii) the average contribution percentage test set forth in Section 6.5.

               6.2  Allocations.  Each Employer Contribution shall be allocated
                    -----------
     as of the day the contribution is received by the Trustee with respect to each Participant in accordance with Section 5.1. Supplemental Employer Contributions shall be allocated to each Participant eligible to participate in the contribution under Section 5.2 as soon as possible after the close of the Plan Year for which the contribution is made, and shall be based on the amount of the Basic Contributions made by such Participant during the Plan Year to total Basic Contributions of all eligible Participants for such Plan Year.

               6.3  Average Deferral Percentage Test.  The average deferral
                    --------------------------------
     percentage for Highly Compensated Employees who are Eligible Employees shall not exceed the greater of (a) or (b) as follows:

               (a) The average deferral percentage for all Eligible Employees who are Non-Highly Compensated Employees, multiplied by 1.25, or

               (b) The average deferral percentage for all Eligible Employees who are Non-Highly Compensated Employees, multiplied by 2.0; provided that the average deferral percentage for Highly Compensated Employees who are Eligible Employees may not exceed the average deferral percentage for Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

               6.4  Average Deferral Percentage.  For purposes of Section 6.3,
                    ---------------------------
     the term "average deferral percentage" as applied to a specified group of Eligible Employees shall mean the average of the ratios, calculated separately for each such Eligible Employees in such group of:

               (a) the amount of Basic and Supplemental Contributions (excluding any such contributions taken into account in determining the average contribution percentage in Section 6.5(a), distributed to a Non-Highly Compensated Employee pursuant to a deemed claim for distribution under Section 4.8, or returned pursuant to Section 6.9) plus, at the election of the Committee, any portion of the Supplemental Employer Contributions and/or Qualified Employer Contributions allocated to the Participant for the Plan Year permitted to be taken into account under section 401(k) of the Code and regulations thereunder, paid to the Plan on behalf of each such Participant for such Plan Year, to

               (b) the Participant's Compensation for such Plan Year; provided, however, that only that Compensation paid to a Participant while he was an Eligible Employee shall be taken into account.

               For the purposes of this Section, the deferral percentage of a Highly Compensated Employee who is an Eligible Employee under this Plan and who has made elective deferrals under any other qualified cash or deferred arrangement maintained by the Company or an Affiliated Company pursuant to
     Section 401(k) of the Code shall be the sum of his deferral percentages under all such plans (excluding those that are not permitted to be aggregated with the Plan under Treas. Reg. (S)1.401(k)-1(b)(3)(ii)(B)) for the Plan Year. In addition, this Plan shall be aggregated and treated as a single plan with other plans maintained by the Company or an Affiliated Company to the extent that this Plan is aggregated with any such other plan for purposes of satisfying Section 410(b) (other than section 410(b)(2)(A)(ii)) of the Code.

               6.5  Average Contribution Percentage Test.  The term "average
                    ------------------------------------
     contribution percentage test" shall mean the numerical test set forth in
     Section 6.3 substituting for the term "average deferral percentage" the term "average contribution percentage".

               (a) The term "average contribution percentage" as applied to a specified group of Eligible Employees shall mean the average of the ratios, calculated separately for each such Participant in such group of:

                    (1) the amount of Employer Contributions paid to the Plan on behalf of such Participant for such Plan Year (excluding any such contributions forfeited pursuant to Section 4.8 or 6.8(b)) plus, at the election of the Committee, any portion of the Supplemental Employer Contributions and/or Qualified Employer Contributions allocated to the Participant for the Plan Year required or permitted to be taken into account under section 401(m) of the Code and regulations thereunder and plus, at the discretion of the Committee, Basic and Supplemental Contributions, to

                    (2) the Participant's Compensation for such Plan Year; provided, however, that only that Compensation paid to a Participant while he was an Eligible Employee shall be taken into account.

               (b) Basic and Supplemental Contributions may be taken into account under this Section only to the extent necessary to satisfy the average contribution percentage test, and only to the extent that the Plan continues to satisfy the average deferral percentage test set forth in
     Section 6.3 without taking into account such Basic and Supplemental Contributions.

               (c) For purposes of this Section, the contribution percentage of a Highly Compensated Employee who is an Eligible Employee under this Plan and who has made employee after-tax contributions or for whom employer matching contributions were made under any other plan of the Company or an Affiliated Company shall be the sum of his contribution percentages under all such plans (excluding those that are not permitted to be aggregated with the

     Plan under Treas. Reg. (S)1.401(m)-1(b)(3)(ii)) for the Plan Year.

               (d) For purposes of determining contribution percentages, the Employer or the Committee may take Basic and Supplemental Contributions into account, in accordance with Treasury regulations, so long as the requirements of Section 6.03 are met both when the Basic and Supplemental Contributions used in determining contribution percentages are and are not included in determining actual deferral percentages. In addition, this Plan shall be aggregated and treated as a single plan with other plans maintained by the Company or an Affiliated Company to the extent that this Plan is aggregated with any such other plan for purposes of satisfying
     Section 410(b) (other than section 410(b)(2)(A)(ii)) of the Code.

               6.6  Limitation on Use of Percentage Tests.  For any Plan Year,
                    -------------------------------------
     the sum of the average deferral percentage and the average contribution percentage for all Highly Compensated Employees who are Eligible Employees shall not exceed the greater of (a) and (b) where:

               (a) is the sum of (i) 1.25 times the greater of the relevant actual deferral percentage or the relevant actual contribution percentage and (ii) two percentage points plus the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage. In no event, however, shall this amount exceed twice the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage; and

               (b) is the sum of (i) 1.25 times the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage and (ii) two percentage points plus the greater of the relevant actual deferral percentage or the relevant actual contribution percentage. In no event, however, shall this amount exceed twice the greater of the relevant actual deferral percentage or the relevant actual contribution percentage.

               For purposes of this Section, the term "relevant actual deferral percentage" means the actual deferral percentage of the group of Non-Highly Compensated Employees who are Eligible Employees and the term "relevant actual contribution percentage" means the actual contribution percentage of the group of Non-Highly Compensated Employees who are Eligible Employees.

               If the limitation in this Section is not met, the actual deferral percentage or the actual contribution percentage of Highly Compensated Employees, as determined by the Committee, shall be reduced in the manner prescribed in Section 6.8 until the limitation is met; provided, however, that in Plan Years beginning after 1991, the actual contribution percentage shall be reduced to satisfy this limit. The determination and treatment of the Basic Contributions, Supplemental Contributions, Employer Contributions, Supplemental Employer Contributions, Qualified Employer Contributions, Average Deferral Percentage and Average Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               For purposes of this Section, this Plan shall be aggregated and treated as a single plan with other plans maintained by the Company or an Affiliated Company to the extent that this Plan is aggregated with any such other plan for purposes of satisfying Section 410(b) (other than section 410(b)(2)(A)(ii)) of the Code.

               6.7  Treatment of Family Members.  For purposes of Section 6.3
                    ---------------------------
     and 6.5, if a Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because he is either a 5% owner (as defined in Section 416(i) of the Code and regulations issued thereunder), or is one of the top 100 Highly Compensated Employees (based on 415 Compensation received including Basic and Supplemental Contributions hereunder) during the Plan Year of reference, the combined actual deferral (or contribution) ratio for the family group (which shall be treated as one Highly Compensated Employee) shall be the actual deferral (or contribution) ratio determined by combining the applicable contributions and Compensation of all of the eligible family members. Any family member(s) included above shall not be considered a separate Participant in determining the average deferral percentage or average contribution percentage hereunder. For purposes of this paragraph, "family member" means, with respect to an Employee, such Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants.

                 6.8  Return of Excess Contributions.
                      ------------------------------

               (a) If the average deferral percentage or the average contribution percentage for all Participants who are Highly Compensated Employees exceeds the amount specified in Sections 6.3 or 6.5 for any Plan Year, the Basic and Supplemental Contributions (and corresponding Employer Contributions) for the Highly Compensated Employee(s) with the highest deferral (or contribution) percentage shall be reduced so that his applicable percentage is reduced to the greater of (1) such percentage that enables the Plan to satisfy the applicable percentage test, or (2) a percentage equal to the applicable percentage of the Highly Compensated Employee(s) with the next highest percentage. This procedure shall be repeated until the applicable percentage test is satisfied. For purposes of determining the necessary reduction, Basic and Supplemental Contributions previously distributed pursuant to Section 4.8 shall be treated as distributed under this Section 6.8(a).

               (b) The average deferral percentage of any Highly Compensated Employee which must be reduced pursuant to paragraph (a) shall be reduced
     (1) first, by distributing Supplemental Contributions and (2) then, by distributing Basic Contributions to the Employee; and the provisions of
     Section 4.8(b) regarding the forfeiture of related Employer Contributions or Supplemental Employer Contributions shall apply.

               (c) The average contribution percentage of any Highly Compensated Employee which must be reduced pursuant to paragraph (a) shall be reduced by distributing the excess Employer Contributions to the Employee.

               (d) Any distribution or forfeiture of Basic or Supplemental Contributions or Employer Contributions necessary pursuant to subsections
     (a), (b) or (c) shall
     include a distribution or forfeiture of the income, if any, allocable to such contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year and shall be determined by the Committee in a manner uniformly applicable to all Participants and consistent with Treasury regulations.

               (e) Distribution under paragraphs (b) and (c) shall be made within two and one half (2 1/2) months following the close of such Plan Year, if administratively practicable, but in no event later than the last day of the Plan Year following such Plan Year.

               (f) For purposes of satisfying the nondiscrimination test described in Section 6.6, the Matching Contributions of all Highly Compensated Employees shall be reduced as described in subsection (c).

                 6.9  Maximum Allocation to Participants.
                      ----------------------------------

               (a) Notwithstanding any other provision of this Plan, the amount of the Annual Addition to each Participant's Accounts for any Plan Year may not exceed the lesser of:

                    (1) $30,000 (or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code), or

                    (2) 25% of the total 415 Compensation paid to the Participant during a Plan Year.

     The limitation referred to in paragraph (2) shall not apply to any contribution for medical benefits within the meaning of Section 401(h) or
     Section 419A(f)(2) of the Code which is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

               (b) For purposes of this Section, "Annual Addition" means the sum of all contributions including all after-tax contributions, by the Participant or by the Employer or an Affiliated Company hereunder or under any defined contribution plan maintained by either, all forfeitures allocated to the Participant's accounts under such plans, and amounts treated as part of an Annual Addition under Sections 415(l) and 419A(d)(2) of the Code.

               (c) If the amount otherwise allocable to the Accounts of a Participant would exceed the amount described above as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g) of the Code) that may be made under the limitations of Section 415 of the Code, or such other circumstances as permitted by law, the Committee shall determine which portion, if any, of such excess amount is attributable to the Participant's Basic and Supplemental Contributions, and/or Employer Contributions, and/or Supplemental Employer Contributions and/or Qualified Employer Contributions, if any, until such amount has been exhausted. To the extent any portion of a Participant's Basic or Supplemental Contributions are determined to be excess under this Section, such Basic or Supplemental Contributions, with income thereon, shall be returned to the Participant as soon as administratively practicable. To the extent any portion of the Employer Contributions, Supplemental Employer Contributions or Qualified Employer Contributions allocable to a Participant are determined to be excess under this Section, while the Participant remains an Eligible Employee, his excess Employer Contributions, Supplemental Employer Contributions and/or Qualified Employer Contributions shall be held in a suspense account (which shall share in investment gains and losses of the Fund) by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Participant's Accounts before any Employer Contributions, Supplemental Employer Contributions or Qualified Employer Contributions are made on his behalf for the Plan Year. When the Participant ceases to be an Eligible Employee, his excess Employer Contributions, Supplemental Employer Contributions and/or Qualified Employer Contributions held in the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other Participants in the Plan. Furthermore, the Committee shall perform any other actions as may be necessary to preserve the Plan's status as a qualified plan.

               6.10  Maximum Allocation Under all Plans.  If a Participant is
                     ----------------------------------
     also earning retirement benefits under a separate defined benefit plan or plans established by the Company or an Affiliated Company, the benefits under such plan or plans shall be so limited that the sum of (a) and (b) below shall not exceed 1.0, where:

               (a) is a fraction, the numerator of which is the projected annual benefit of the Participant under the defined benefit plan(s) and the denominator of which is the lesser of:

                    (1) the product of 1.25 and $90,000 (subject to all adjustments as are permitted by, or required under Section 415 of the
     Code), or

                    (2) the product of 1.4 and 100% of the Participant's average annual 415 Compensation for his high three consecutive years; and



               (b) is a fraction, the numerator of which is the sum of all Annual Additions for all Plan Years during which he was a Participant and the denominator of which is the sum, for all Plan Years during which the Participant was an Employee of the Employer of the lesser of:

                    (1) the product of 1.25 and the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Plan Year, or

                    (2) the product of 1.4 and 25% of the Participant's 415 Compensation for such Plan Year.

               6.11  Accounts.  All contributions and earnings thereon may be
                     --------
     invested in one commingled fund for the benefit of all Participants. In order that the interest of each Participant may be accurately determined and computed, however, separate Accounts shall be maintained for each Participant which shall represent his interest in the Fund.

                                  ARTICLE  VII
                                  ------------

                                  DISTRIBUTION
                                  ------------

               7.1    General.  The interest of each Participant in the Fund
                      -------
     shall be distributed in the manner, in the amount and at the time provided in this Article, except that in the event of termination of the Plan, the provisions of Section 13.2 shall govern.

               7.2    Retirement.  Subject to Section 7.10, upon a Participant's
                      ----------
     Retirement, the value of his Accounts in the Fund, computed in accordance with Section 7.7 shall be paid to him as soon as administratively practicable following the date of his Retirement in a single payment. In lieu of receiving a single payment, a Participant may elect to draw upon his Accounts pursuant to a continuous withdrawal right which shall be subject to such reasonable terms and conditions (such as minimum amounts and frequency of withdrawals) as may be established by the Committee, in its sole discretion. If the Employer determines to make a Supplemental Employer Contribution or Qualified Employer Contribution for the Plan Year during which a Participant's Retirement occurs, such Participant's pro rata share thereof shall be paid to him (or made available to him) as soon as practicable after the Supplemental Employer Contribution or Qualified Employer Contribution has been made unless the Participant has elected to defer distribution pursuant to Section 7.10.

               7.3    Death.  In the event of a Participant's death, the value
                      -----
     of his Accounts in the Fund, computed in accordance with Section 7.7, shall be paid in a single distribution as soon as practicable following the date of his death in accordance with Section 7.4. If the Employer determines to make a Supplemental Employer Contribution or Qualified Employer Contribution for the Plan Year during which a Participant dies, such Participant's pro rata share thereof shall be paid to the Participant's designated beneficiary as soon as practicable after the Supplemental Employer Contribution or Qualified Employer Contribution has been made.

               7.4    Beneficiary Designation.
                      -----------------------

               (a) Death benefits under the Plan shall be paid to the Participant's surviving Spouse (i) unless (A) the Spouse consents in writing not to receive such benefit, (B) such consent acknowledges its own effect and (C) such consent is witnessed by a notary public; or (ii) unless the Participant establishes to the satisfaction of a Plan representative either that he has no Spouse or that his Spouse cannot be located.

               (b) Except as provided in this Section, each Participant shall have the unrestricted right at any time to designate the beneficiary or beneficiaries who shall receive, on or after his death, his interest in the Fund. Such designation shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. Except as provided in this Section, the Participant shall also have the unrestricted right to revoke and to change, at any time and from time to time, any beneficiary designations previously made; provided, however, that the Spouse of the Participant must consent to any such revocation or change. Such revocations and/or changes shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Committee. If no designation is made, or if the beneficiaries named in such designation predecease the Participant, or if the beneficiaries cannot be located by the Committee, the interest of the deceased Participant shall be paid to the Participant's surviving Spouse or, if none, to the Participant's estate.

               7.5    Disability.  Subject to Section 7.10, in the event that a
                      ----------
     Participant suffers a Permanent and Total Disability, the value of his Accounts, computed in accordance with Section 7.7, shall be paid to him or applied for his benefit in a single payment as soon as practicable following the date on which the Committee determines that he has a Permanent and Total Disability. In lieu of receiving a single payment, a Participant may elect to receive his Account balances in substantially equal payments in monthly, quarterly or annual installments. If the Employer determines to make a Supplemental Employer Contribution or Qualified Employer Contribution for the Plan Year during which the Permanent and Total Disability occurs, such Participant's pro rata share thereof shall be paid to him (or made available to him) as soon as practicable after the Supplemental Employer Contribution or Qualified Employer Contribution has been made unless such Participant has elected to defer distribution pursuant to Section 7.10.

               Permanent and Total Disability shall be determined by the Committee, who may consult with a medical examiner and who may require a Participant to undergo physical or other examinations reasonably necessary to form the basis of the Committee's determination.

               7.6    Treatment of Terminated Participant.
                      -----------------------------------

               (a) In the case of a Participant whose employment with the Employer and all Affiliated Companies has terminated (other than by Retirement, death, or Permanent and Total Disability) and whose vested Account balances do not exceed $3,500 (and has never exceeded $3,500 at the time of any prior distribution), the benefit of such Participant, calculated in accordance with Section 7.7, shall be paid to or applied for the benefit of such Participant in a single sum as soon as practicable.

               (b) Subject to Section 7.10, in the case of a Participant whose employment with the Employer and all Affiliated Companies has terminated (other than by Retirement, death, or Permanent and Total Disability) and whose vested Account balances exceed $3,500 (or have ever exceeded $3,500 at the time of any prior distribution), the benefit of such Participant, calculated in accordance with Section 7.7, shall be paid to or applied for the benefit of such Participant in a single payment as soon as practicable following the date of termination. In lieu of receiving a single payment, a Participant may elect to receive his vested Account balance in substantially equal payments in monthly, quarterly or annual installments.

               7.7    Valuation for Distribution.  For the purposes of paying
                      --------------------------
     the amounts to be distributed to a Participant or his beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant's Accounts shall be determined in accordance with the provisions of this Section as of the Valuation Date coincident with or next following the date on which occurs the event which gives rise to payment under this Article (or the date of the Participant's consent pursuant to Section 7.10, if later). The Trustee may establish accounting procedures for the purpose of making the allocations, valuations, and adjustments necessary to maintain the Participant's Accounts in the Fund. From time to time, the Trustee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocation among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article. All valuations of the Fund shall be performed on the basis of the fair market value of each of the assets therein.

               7.8    Timing of Distribution.
                      ----------------------

               (a) Unless the Participant elects otherwise, a Participant entitled under this Article to receive benefits shall commence to receive benefits no later than the earlier of the dates determined under (1) and
     (2) below:

                    (1) the later of (A) the 60th day after the close of the Plan Year in which the Participant attains age 65 or (B) the 60th day after the close of the Plan Year in which the Participant's employment with the Employer and all Affiliated Companies terminates; or

                    (2) the Participant's Required Distribution Date.

               (b) A Participant who is an Employee on his Required Distribution Date, instead of receiving payment in a single sum, may elect to receive distribution of his Accounts while he remains an Employee in annual installments, commencing not later than his Required Distribution Date, over a period certain not extending beyond the life expectancy of the Participant, with no recalculation of life expectancy. Each such annual installment shall equal the minimum amount required to be distributed pursuant to Section 401(a)(9) of the Code and regulations thereunder based on the applicable life expectancy. Notwithstanding the Participant's election to receive distribution as described above, the amounts remaining in the Participant's Accounts upon his actual termination of employment with the Employer and all Affiliated Companies will be distributed to him in a single sum on the earliest practicable date following such termination, but not later than the 60th day following the close of the Plan Year in which such termination occurs.

               (c) Notwithstanding anything in this Plan to the contrary, a Qualified Domestic Relations Order may provide that any benefits of a Participant payable to an Alternate Payee shall be distributed immediately or at any other time specified in the Qualified Domestic Relations Order, but not later than the latest date benefits would be payable to the Participant under this Article. If the Qualified Domestic Relations Order does not specify the time at which benefits shall be payable to the Alternate Payee, the Alternate Payee may elect, in writing on a form prescribed by the Committee, to have benefits commence (A) in accordance with Section 7.6, as of the earlier of (i) the Participant's 50th birthday or (ii) the Participant's termination of employment, or as of any date thereafter that is not later than the latest date on which benefits would be payable to the Participant pursuant to Section 7.6 or (B) in accordance with Section 7.3, but as of the Alternate Payee's death; provided, however, that in the event the amount payable to the Alternate Payee under the Qualified Domestic Relations Order does not exceed $3,500, such amount shall be paid to the Alternate Payee in a single sum as soon as practicable following the Committee's receipt of the order and verification of its status as a Qualified Domestic Relations Order.

               7.9    Mode of Distribution.  Distributions under this Article
                      --------------------
     shall be made as follows:

               (a) the portion of a Participant's Accounts that is not invested in the RPR Stock Fund shall be paid in cash; and

               (b) the portion of a Participant's Accounts that is invested in the RPR Stock Fund shall be paid in whole shares of RPR Stock unless the Participant elects to have the portion of his Accounts invested in the RPR Stock Fund converted to and distributed in cash. If the Participant makes an election to receive cash in lieu of RPR Stock, his distribution shall be reduced by any expense incurred (including brokerage fees and commissions) in converting the portion of his Accounts invested in the RPR Stock Fund to cash.

               7.10   Consent to Distribution.  Notwithstanding anything in the
                      -----------------------
     Plan to the contrary, in the case of a Participant whose interest in his Accounts exceeds $3,500 (or has ever exceeded $3,500 at the time of any prior distribution), no distribution shall be made pursuant to Section 7.2,
     7.5 or 7.6 prior to the Participant's attainment of his Required Distribution Date without the written consent of the Participant. If the Participant does not so consent, then distribution will be deferred until any subsequent date elected by the Participant in writing pursuant to such procedures as the Committee may impose, but not later than the Participant's Required Distribution Date. A Participant's election to receive payment prior to his Required Distribution Date must be made within the 90-day period ending on the benefit payment date elected by the Participant and in no event earlier than the date the Committee provides the Participant with notice of his right to defer payment until his Required Distribution Date and the modes of payment available. Such notice must be supplied not less than 30 days nor more than 90 days prior to the benefit payment date. Notwithstanding the preceding sentence, if Sections 401(a)(11) and 417 of the Code do not apply to the distribution, the distribution shall commence less than 30 days after receipt of the notice described herein, provided that the Participant has been notified that he has a right to a period of at least 30 days to elect a distribution and the Participant, after receiving such notice, affirmatively elects a distribution.


               7.11   Direct Transfers.
                      ----------------

               (a) In the event any payment or payments to be made under the Plan to a Participant, a beneficiary who is the surviving spouse of a Participant, or an alternate payee under a Qualified Domestic Relations Order who is the spouse or former spouse of a Participant would constitute an "eligible rollover distribution," such individual may request that such payment or payments be transferred directly from the Trust Fund to the trustee of (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract),
     (iii) an annuity plan described in Section 403(a) of the Code, or (iv) a qualified retirement plan the terms of which permit the acceptance of rollover distributions; provided, however, that clauses (iii) and (iv) shall not apply with respect to an eligible rollover distribution made to a beneficiary who is the surviving spouse of a Participant or an alternate payee under a Qualified Domestic Relations Order who is the former spouse of a Participant. Any such request shall be made in writing, on the form prescribed by the Committee for such purpose, at such time in advance as the Committee may specify.

               (b) For purposes of this Section 7.11, eligible rollover distribution shall mean a distribution from the Plan, excluding (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual's designated beneficiary, or a specified period of ten (10) or more years, (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and (iii) any distribution to the extent such distribution is not included in gross income.

                                 ARTICLE  VIII
                                 -------------

                                    VESTING
                                    -------



               8.1    Accounts.  Each Participant shall be fully vested at all
                      --------
     times in all of his Accounts under the Plan. In the event the vesting schedule of this Plan is amended, any Participant who has completed at least three (3) Years of Service at the time of such amendment may elect to have his then vested interest in his Accounts determined without regard to such amendment, by notifying the Committee on a form provided for such purposes by the Committee. For purposes of this Section 8.1, an amendment of the vesting schedule of the Plan is a Plan amendment which directly or indirectly affects the computation of the nonforfeitable percentage of a Participant's rights to his account balance including any change in the Plan which affects either the Plan's computation of Years of Service or of vesting percentages for Years of Service.

                                  ARTICLE  IX
                                  -----------

                             WITHDRAWALS AND LOANS
                             ---------------------



               9.1    General.  The interest of each Participant in the Fund may
                      -------
     be withdrawn in the manner, in the amount and at the time provided in this Article. All withdrawals must be made on written notice in accordance with the procedures established by the Committee. A withdrawal of less than the full value of an Account may be made only in multiples of $100, except as provided under Section 9.5.

               9.2    Special Withdrawals.  With the approval of the Committee,
                      -------------------
     a Participant may withdraw, without penalty, up to the total value of his Accounts upon:

               (a) termination of the Plan without establishment of a successor plan; or

               (b) the sale by an Employer of substantially all of its assets used in a trade or business or of its interest in a subsidiary if the Participant making the withdrawal begins employment with the corporation acquiring such assets (the "Purchaser") and if the Purchaser does not maintain the Plan after the disposition.

               Unless otherwise determined by the Committee, any withdrawal pursuant to Section 9.2(b) must be made before the end of the second Plan Year following the Plan Year in which the disposition occurred.

               9.3    Withdrawals from Basic Contribution Account I and
                      -------------------------------------------------
     Supplemental Contribution Account I.  A Participant may withdraw from his
     -----------------------------------
     Basic Contribution Account I and Supplemental Contribution Account I all or any portion of such Accounts.

               9.4    Withdrawals from Rollover Account.  A Participant may
                      ---------------------------------
     withdraw, as of any date, all or any portion of his Employee Valuation Account and/or his Rollover Account.

               9.5    Withdrawals From Basic Contribution Account II,
                      -----------------------------------------------
     Supplemental Contribution Account II, Supplemental Employer Contribution
     ------------------------------------------------------------------------
     Account and Qualified Employer Contribution Account.
     ---------------------------------------------------

               (a) A Participant may withdraw amounts (other than earnings attributable to Plan Years beginning after December 31, 1988) from his Basic Contribution Account II, Supplemental Contribution Account II, Supplemental Employer Contribution Account and Qualified Employer Contribution Account by submitting a written request to the Committee, which request shall represent that the withdrawal is made for one or more of the following purposes:

                    (1) purchase (excluding mortgage payments) of a principal residence for the Participant;

                    (2) post-secondary educational tuition expenses and related educational fees for the next (12) months for the Participant, his Spouse, his children or his dependents;

                    (3) medical expenses for medical care described in Section 213(d) of the Code of a Participant, his Spouse, his children or his dependents (or amounts necessary to obtain such medical care); or

                    (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal resident; or

                    (5) such other circumstances as may be prescribed by the Secretary of the Treasury or his delegate.

               (b) Such a withdrawal shall be permitted only if the Committee finds that it is necessary in light of immediate and heavy financial needs of the Participant. The amount of the withdrawal may not exceed the amount required to meet the financial need created by the hardship (including, if elected by the Participant, any amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) and not reasonably available from other resources of the Participant. A Participant's resources shall include those assets of his Spouse and minor children that are reasonably available to the Participant. A Participant must certify, on a form provided by the Committee, that his financial need cannot be relieved:

                     (1) through reimbursement or compensation by insurance or otherwise;

                     (2) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

                     (3) by cessation of contributions to the Plan; or

                     (4) by other distributions from the Plan, by other distributions or loans from plans maintained by any employer or by borrowing from commercial sources on reasonable commercial terms.

     There shall be no limitation on the frequency of permitted withdrawals under this Section.

               (c) Notwithstanding the provisions of Subsections (a) and (b), upon his attainment of age 59-1/2, a Participant shall be entitled to withdraw all or any portion of his Basic Contribution Account II, Supplemental Contribution Account II, Supplemental Employer

     Contribution Account and Qualified Employer Contribution Account.

               9.6    Withdrawal from Employer Contribution Account and PASOP
                      -------------------------------------------------------
     Account. A Participant may withdraw from his Employer Contribution Account
     -------
     all or any portion of such Account (including any portion of such Account that is invested in the RPR Stock Fund) which have been held in such Account for at least two (2) full years. A Participant who has completed at least sixty (60) months of participation in the Plan may also withdraw that portion of the Employer Contribution Account (including any portion of such Account that is invested in the RPR Stock Fund) which has been held in such Account for less than two (2) full years. A Participant may also withdraw from his PAYSOP Account all or any portion of such Account which is not invested in the RPR Stock Fund.

               9.7    Withdrawals Not Subject to Replacement.  A Participant may
                      --------------------------------------
     not replace any portion of his Accounts withdrawn under this Plan.

               9.8    Payment of Withdrawals.  Withdrawals under this Article
                      ----------------------
     shall be paid in cash.

               9.9    Valuation for Distribution.  For the purposes of paying
                      --------------------------
     the amounts to be distributed to a Participant or to his beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant's interest therein shall be determined in accordance with the provisions of Article VII as of the date of the withdrawal.

               9.10     Loans.  Each Participant who is an Employee of an
                        -----
     Employer and any other Participant who is a party in interest as defined in ERISA may apply for a loan from the Plan. The Committee shall have the right to require any applicant for a loan to secure the written consent of any party for whose benefit there exists a Qualified Domestic Relations Order in respect to the Participant's interest under the Plan. Requests for loans may not be made more frequently than once in any twelve-month period. Loans shall be at least $1,000 in amount and in no event shall the total loans exceed the lesser of (i) 50% of the vested balance credited to his Accounts (including his interest in the RPR Stock Fund) or (ii) $50,000, as such amount is reduced by the excess, if any, of (A) the highest outstanding balance of all loans during the twelve months prior to the time the new loan is to be made over (B) the outstanding balance of loans made to the Participant on the date such new loan is made. Loans under any other qualified plan sponsored by the Employer and all Affiliated Companies shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.
     Applications for a loan must be submitted in writing, in the manner prescribed by the Committee. All loans shall be subject to the final approval of the Committee, in its sole discretion, which discretion shall be exercised as to all Participants on a reasonably equivalent basis. All loans shall be made upon such terms and conditions as the Committee shall determine, which shall include provisions for repayment and adequate security, bear interest on the unpaid principal at a reasonable rate to be determined by the Committee in accordance with generally prevailing market conditions for similar types of loans, and shall otherwise satisfy all of the applicable requirements of section 72(p) of the Code and any regulations promulgated thereunder. Unless otherwise specified, no loan shall have a term in excess of five years (or, in the case of a loan used to acquire the

     Participant's principal residence, a term in excess of ten years), and the loan shall be repaid on a schedule providing for level amortization determined by the Committee. Each loan shall be considered a separate Investment Medium (to which the interest payable on the loan shall be allocated), and the Participant's interest in the Investment Medium or Media is to be liquidated from each of such Media on a pro rata basis to provide the loan principal, provided, however, that a Participant's interest in the PAYSOP Account shall not be liquidated to provide the loan principal. If any loan to a Participant is unpaid on the date that he or his beneficiary becomes entitled to any distribution from the Fund, such loan, in all events and notwithstanding the terms thereof, shall become immediately due and payable on such date, and the amount thereof, together with any accrued unpaid interest thereon, shall be deducted from the amount of any distribution to which the Participant or his beneficiary may become entitled. The deduction described in the preceding sentence shall not be made if the Participant or his beneficiary makes arrangements with the Committee to continue to repay the loan while the Participant's or beneficiary's interest remains in the Plan; provided, however, that the Plan's right to make such deduction shall be exercised immediately upon the Participant's or beneficiary's (i) request to receive payment of his interest hereunder which would reduce the interest below the outstanding loan balance or (ii) failure to make any scheduled loan payment when due. The conditions and terms of all loans shall be applied in a uniform and consistent manner with respect to all Participants. A loan may be prepaid in full at any time without penalty.

               9.11.  Written Instructions.  All loans or withdrawal payments to
                      --------------------
     a Participant under the Plan shall be made by the Trustee from the appropriate Account of the Participant only upon receipt of written instructions furnished by the Committee setting forth the amount of the loan or withdrawal payment and the name and address of the recipient. In making any loan or withdrawal payment under the Plan, the Trustee shall be fully entitled to rely on the instructions furnished by the Committee and shall be under no duty to make any inquiry or investigation with respect thereto.

               9.12.  Spousal Consent.  No withdrawal or loan request shall be
                      ---------------
     granted unless the Spouse of the Participant consents to the withdrawal or loan within the 90-day period prior to the date the withdrawal or loan is made. The consent shall be in writing on a form provided by the Committee, shall acknowledge the effect of the withdrawal or loan on the Participant's benefit under the Plan, shall be witnessed by a notary public, and shall be irrevocable. Spousal consent may be waived if it is established to the satisfaction of the Committee that the consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of other circumstances as may be prescribed by the Committee.

                                   ARTICLE  X
                                   ----------

                                 ADMINISTRATION
                                 --------------



               10.1  Committee.  The Committee shall be the named fiduciary
                     ---------
     which shall control and manage the operation of and administer the Plan. The Committee members may, but need not be, employees of an Employer. They shall be entitled to reimbursement of expenses, but those members of the Committee who are also employees of an Employer shall be entitled to no compensation for their service on the Committee. Such Committee shall be responsible for the general administration of the Plan under the policy guidance of the Company.

               10.2  Duties and Powers of Committee.  In addition to the duties
                     ------------------------------
     and powers described elsewhere hereunder, the Committee shall have the following specific duties and powers:

               (a) to retain such consultants, accountants, attorneys and other advisors as deemed necessary or desirable, to render statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants or attorneys may be the same as those retained by an Employer;

               (b) to review the investment performance of the Fund, to create additional or substitute Investment Media, and to establish a funding policy consistent with the objectives of the Plan;

               (c) to enact uniform and non-discriminatory rules and regulations necessary to carry out the provisions of the Plan;

               (d) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

               (e) to interpret the provisions of the Plan;

               (f) to determine whether any domestic relations order received by the Plan is a Qualified Domestic Relations Order;

               (g) to evaluate administrative procedures; and

               (h) to delegate such duties and powers as the Committee shall determine from time to time to any person or persons.


               10.3  Functioning of Committee.  The Committee and those persons
                     ------------------------
     and entities
     to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations and decisions. The Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

               10.4  Construction of the Plan.  The Committee shall take such
                     ------------------------
     steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Committee shall have the full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations and to determine all questions arising in the administration, interpretation and application of the Plan. The Committee shall correct any defect, reconcile any inconsistency or ambiguity, or supply any omission with respect to the Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final, binding and conclusive upon all parties, including, without limitation, the Company, each Employer, the Employees, their families, dependents and any Alternative Payees.

                 10.5  Disputes.
                       --------

               (a) In the event that the Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth:

                    (1) the specific reasons for the denial;

                    (2) specific reference to the pertinent Plan provisions on which the denial is based;

                    (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary; and

                    (4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

               Such notice shall be forwarded to the claimant within ninety (90) days of the Committee's receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional ninety (90) days, provided that the Committee so notifies the claimant in writing and specifies the reason or reasons for such extensions.

               (b) Within sixty (60) days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and communicate its decision and the reasons therefor to the claimant in writing within sixty
     (60) days of receipt of the petition; provided, however, that the Committee may extend the response period in special circumstances for up to an additional sixty (60) days. Written notice of the extension shall be sent to the claimant prior to the commencement of the extension.

               10.6  Indemnification.  Each member of the Committee and any
                     ---------------
     other person who is an employee or director of an Employer or an Affiliated Company shall be indemnified by the Company against expenses (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the by-laws of the Employer and Affiliated Company.

               10.7  Reliance on Data and Consents.  The Employer, the Trustee,
                     -----------------------------
     the Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any data provided by any Participant, Spouse, or beneficiary, including, without limitation, representations as to age, health and marital status. Furthermore, the Employer, the Trustee, the Committee, and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and the Fund by any Participant, the Spouse of any Participant, any beneficiary of any Participant, any Alternate Payee, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, Beneficiaries, and Alternate Payees to advise the appropriate parties of any change in such data.

                                  ARTICLE  XI
                                  -----------

                                    THE FUND
                                    --------



               11.1  Designation of Trustee.  The Company, by appropriate
                     ----------------------
     resolution of its Board of Directors, shall name and designate a Trustee and enter into a Trust Agreement with such Trustee. The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, all as provided in the Trust Agreement. All of the assets of the Plan shall be held in a trust by the Trustee for use in accordance with this Plan in providing for the benefits hereunder.

               11.2  Exclusive Benefit.  No part of the corpus or income of the
                     -----------------
     Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries, except as expressly provided in this Plan and in the Trust Agreement.

               11.3  No Interest in Fund.  No person shall have any interest in,
                     -------------------
     or right to, any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

               11.4  Trustee.  The Trustee shall be a fiduciary with respect to
                     -------
     management and control of Plan assets and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

               11.5  Expenses.  Unless otherwise paid by the Company, the
                     --------
     expenses of establishing and administering the Plan and Trust, including any Fund asset charges and reimbursement for the reasonable expenses incurred by the Trustee and the Committee members, shall be paid from the Fund.

                                  ARTICLE  XII
                                  ------------

                           INVESTMENT BY THE TRUSTEE
                           -------------------------



               12.1  General.  The Trustee shall invest all contributions paid
                     -------
     to it and the income thereon in the Investment Media that each Participant may select in accordance with Section 12.2.

                 12.2  Investment Media.
                       ----------------

                 (a) Thirty (30) days, or such other period as set by the Committee, prior to the Activity Date as of which a Participant shall commence to make Basic Contributions, he shall select one or more of the Investment Media in which his contributions thereto shall be invested, and what percentage thereof, in increments of 1%, shall be invested in each Investment Media. For purposes of this Section, "Investment Media" shall include the RPR Stock Fund. A Participant may amend his investment selections for contributions in increments of 1% or transfer funds between Investment Media in increments of 1% or in dollar amounts, subject to reasonable administrative limits as may be established by the Committee, effective as of any prospective Activity Date, via toll free telephone communication with the Trustee and without obtaining prior confirmation or authorization from the Committee as to the investment funds in which subsequent contributions and current Account balances, in whole or in part, are to be invested.

                 (b) Each Participant shall be solely responsible for the investment direction he gives under the Plan. Neither the Company or its officials, nor the Committee, the Trustee, or any other fiduciary of the Plan will have any responsibility or liability for any losses which may result from a Participant's investment directions. The Plan is intended to be a plan described in Section 404(c) of ERISA and Title 29 of the Code of
                                                                        -------
     Federal Regulations Section 2550.404c-1, as in effect on January 1, 1994.
     -------------------

               12.3  Commingled Investment Media.  The amounts contributed by
                     ---------------------------
     all Participants to each Investment Medium shall be commingled for investment purposes.

               12.4  Trustee May Hold and Distribute Cash.  The Trustee may hold
                     ------------------------------------
     assets of the Fund and make distributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

                                 ARTICLE  XIII
                                 -------------

                      AMENDMENT OR TERMINATION OF THE PLAN
                      ------------------------------------



               13.1  Amendment.  The Company reserves the right at any time, and
                     ---------
     from time to time, by or pursuant to resolution of the Board of Directors, to alter, amend, and modify, in whole or in part, the provisions of the Plan and the Trust Agreement; provided, however, that it shall be impossible, except as provided in Section 5.4, for any part of the corpus or income of the Fund, at any time, to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their beneficiaries. Any amendment made pursuant to this Section 13.1 shall be binding upon each Employer, unless otherwise indicated. In addition, the Committee may adopt such amendments to the Plan as it shall deem necessary or appropriate to maintain compliance with current law or regulation, to correct errors or omissions in the Plan document or to facilitate the administration of the Plan. Any amendment adopted by the Committee shall not increase the liability of the Company or materially affect the benefits of any Participant hereunder. The Committee shall report at least annually to the Board of Directors of the Company all amendments adopted by the Committee during the Plan Year.

               13.2  Termination.  The Plan and the Trust Agreement forming part
                     -----------
     of the Plan may be terminated or partially terminated or contributions completely discontinued by or pursuant to resolution of the Board of Directors (or with respect to any Employer, by the board of directors of that Employer with the approval of the Company) at any time. In the event of a termination, partial termination, or a complete discontinuance of contributions or in the event an Employer is dissolved, liquidated or adjudicated a bankrupt, the interest of the affected Participants of such Employer, their estates and beneficiaries shall be non-forfeitable and shall be fully vested, and distributions shall be made to them in cash or property or in any combination of cash or property. When all assets shall have been paid out by the Trustees, the Fund shall cease.

               13.3  Merger.  The Plan shall not be merged or consolidated with,
                     ------
     nor shall its assets be transferred to, any other plan unless each Participant would (assuming the Plan then terminated) receive a benefit after such merger, consolidation or transfer which is of value equal to or greater than the benefit he would have received from the value of his Accounts if the Plan had been terminated on the day before such merger, consolidation or transfer.

                                  ARTICLE  XIV
                                  ------------

                               GENERAL PROVISIONS
                               ------------------



               14.1  No Employment Rights.  Neither the action of the Company in
                     --------------------
     establishing the Plan, nor the action of any Employer in joining the Plan, nor any provisions of the Plan, nor any action taken by the Committee shall be construed as giving to any employee of an Employer the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

               14.2  Source of Payments.  All payments payable under the Plan
                     ------------------
     shall be paid or provided for solely from the Fund, and the Employers assume no liability or responsibility therefor.

               14.3  Governing Law.  All questions pertaining to the validity,
                     -------------
     construction and operation of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania except to the extent superseded by ERISA.

               14.4  Spendthrift Clause.
                     ------------------

               (a) No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for (1) an amount necessary to satisfy a Federal tax levy made pursuant to Section 6331 of the Code and (2) any benefit payable pursuant to a domestic relations order which is determined to be a Qualified Domestic Relations Order.

               (b) Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void. No benefit shall in any manner be liable for or subject to the debts or liability of any Participant or beneficiary. If any Participant or beneficiary shall attempt to, or shall, alienate or assign his benefit under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefit would devolve upon anyone else or would not be enjoyed by him, then the Committee may terminate payment of such benefit and hold or apply it for the benefit of the Participant or beneficiary.

               14.5  Incapacity.  If the Committee deems any Participant who is
                     ----------
     entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, infirmity, or incapacity of any kind, the Committee may direct the Trustee to apply such payment directly for the comfort, support and maintenance of such Participant or to pay the same to any responsible person caring for the Participant as determined by the Committee to be qualified to receive and disburse such payments for the Participant's benefit, and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be a complete discharge to the extent thereof of any and all liability of the

     Employers, the Committee, the Trustee and the Fund.

               14.6   Notices.  Each Participant, Spouse, beneficiary and
                      -------
     Alternate Payee shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices, reports and benefit payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant, Spouse, beneficiary or Alternate Payee furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if the regulations issued under ERISA deem sufficient notice to be given by the posting of notice in appropriate places, or by any other publication device.

               14.7  Lost Payees.  A benefit shall be deemed forfeited, and used
                     -----------
     to reduce future Matching Contributions made pursuant to Section 5.1 by the Employer that last employed the Participant, if the Committee is unable to locate a Participant, a Spouse, a beneficiary or an Alternate Payee to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made by the party to whom it is properly payable.

               14.8  Gender and Number.  Except where otherwise clearly
                     -----------------
     indicated by context, the masculine shall include the feminine, the singular shall include the plural, and vice-versa.

                                  ARTICLE  XV
                                  -----------

                     SPECIAL PROVISIONS FOR TOP-HEAVY PLANS
                     --------------------------------------



               15.1  General Rule.  Notwithstanding any provision in the Plan to
                     ------------
     the contrary, for any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the provisions of this Article XV shall become effective.

               15.2  Determination of Top-Heavy Status.  The Plan shall be
                     ---------------------------------
     considered a Top-Heavy Plan for the Plan Year, if, as of the last day of the first Plan Year and thereafter, as of the last day of the preceding Plan Year (the "Determination Date"):

               (a) the value of the sum of all Accounts of Participants who are Key Employees (as defined below) exceeds 60% of the sum of all Accounts of all Participants, or

               (b) the Plan is part of an Aggregation Group and such Aggregation Group is determined to be a Top-Heavy Group (as defined in Section 416(g)(2)(B) of the Code).

               In determining the above Top-Heavy ratio, the Account balances of an Employee (a) who is a Non-Key Employee (defined for purposes of this Article as an Employee who is not a Key Employee) but who was a Key Employee in any prior Plan Year, or (b) who has not performed services for the Employer maintaining the Plan at any time during the five-year period ending on the applicable Determination Date are disregarded.

               A Key Employee is defined as any Employee, former Employee or the beneficiary of such Employee who, at any time during a Plan Year or the immediately preceding four (4) Plan Years is: (a) an officer of the Employer having annual 415 Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any Plan Year; (b) one of the ten (10) Employees who own the largest interests in the Employer; (c) a 5% owner of the Employer; or (d) a 1% owner of the Company having annual 415 Compensation from the Company of more than $150,000.

               For purposes of this Section, Aggregation Group means (a) each plan of the Company or an Affiliated Company in which a Key Employee participates, including any terminated or frozen plans which are maintained within the five year period ending on the applicable Determination Date, and (b) each other plan of the Company or an Affiliated Company which enables such plan to meet the requirements of Sections 401(a)(4) or 410 of the Code. The foregoing notwithstanding, the Company may treat any plan maintained by the Company or an Affiliated Company not required to be included in the Aggregation Group as being part of such group if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

               15.3  Minimum Contributions.  For any Plan year in which the Plan
                     ---------------------
     is
     determined to be a Top-Heavy Plan pursuant to Section 15.2, the Employer Contributions for such Plan Year for each Participant who is a Non-Key Employee shall not be less than the lesser of:

               (a) 3% of the Participant's 415 Compensation for such Plan Year, or

               (b) the percentage at which Employer Contributions, Basic and Supplemental Contributions are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest. Notwithstanding the foregoing, if a Participant is also participating in another defined contribution plan maintained by the Company, the minimum contribution hereunder may be reduced in accordance with regulations issued under Section 416(f) of the Code. If a Participant is also participating in a defined benefit plan maintained by the Company, "5%" shall be substituted for "3%" in paragraph (a) of this Section.

               The Employer Contributions referred to above shall be provided to each Non-Key Employee who is a Participant and who has not separated from service at the end of the Plan Year, regardless of such Employee's number of Hours of Service, Compensation, or whether such Employee had made any contribution to the Plan.

               15.4  Adjustments to Maximum Limits on Benefits and
                     ---------------------------------------------
     Contributions.  For any Plan Year in which the Plan is determined to be a
     -------------
     Top-Heavy Plan pursuant to Section 15.2, paragraphs (a)(1) and (b)(1) of
     Section 6.10 shall be read by substituting the number "1.00" for the number "1.25", wherever it appears. Notwithstanding the foregoing, no adjustment shall be made to Section 6.10 if the following requirements are met:

               (a) Section 15.3 shall be applied by substituting "4%" for "3%"; and the annual accrued benefit derived from employer contributions under the defined benefit plan for each Participant who is a Non-Key Employee shall not be less than the product of:

                    (1) 3% of such Participant's average annual 415 Compensation during the period of consecutive years (not exceeding five) which yields the highest average;
     and

                    (2) the Participant's Years of Service (not exceeding 10) during which the Plan is a Top-Heavy Plan; and

               (b) the aggregate of the Accounts of Participants who are Key Employees under the Plan does not exceed 90% of the aggregate of the Accounts of all Participants; and

               (c) the sum of (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group, and (ii) the aggregate of the accounts of Key Employees under all defined contributions plans in the Aggregation Group does not exceed 90% of such sum determined for all employees; and

               (d) in the case of a Participant also participating in a defined benefit plan maintained by the Company, all of the requirements of paragraph (a) shall be met by substituting "7-1/2%" for "3%" in Section 15.3.

                                  Supplement A
                                 -------------

                   Special Rules for Puerto Rico Participants
                   ------------------------------------------



     A-1         Purpose and Effect - The purpose of this Supplement A is to
                 ------------------
     comply with the requirements of Section 165 of The Puerto Rico Income Tax Act of 1954 (the "ITA"). The provisions of this Supplement A shall be effective as of April 1, 1988, and shall apply to those employees of Centeon L.L.C. (the "Company"), and any of its subsidiaries as may be designated by the Board of Directors of the Company as an "Employer" under the Plan, who are residents of the Commonwealth of Puerto Rico ("Supplement A Participants).

     A-2         Compensation - For purposes of Paragraph A-7 below,
                 ------------
     "compensation" shall mean all remuneration which is required to be reported as wages by the Employer to the Puerto Rico Treasury Department on Form 499 R-2/W-2 PR, and, unless the Company elects otherwise, any Supplement A Participant's Basic or Supplemental Contributions to the Plan.

     A-3         Maximum Basic and Supplemental Contributions - The sum of a
                 --------------------------------------------
     Supplement A Participant's Basic and Supplemental Contributions under Sections 4.1 and 4.2 of the Plan may not exceed in any event the lesser of 10% of the Supplement A Participants Compensation or $7,000.

     A-4         Return of Supplement A Participants Basic and Supplemental
                 ----------------------------------------------------------
     Contributions - If the Supplement A Participant's Basic and Supplemental
     -------------
     Contributions made under this Plan and his elective deferrals made under any other qualified cash or deferred arrangement maintained pursuant to
     Section 165(e) of the ITA for a taxable year exceed the maximum Basic and Supplemental Contributions limitation described in Paragraph A-3 above, the Supplement A Participant shall allocate to the Plan or to such other qualified cash or deferred arrangement the excess deferrals. The Supplement A Participant shall notify the Committee of such allocation in writing no later than the March 1 following the Supplement A Participant's taxable year in which the excess deferrals were made. Notwithstanding any other provisions of the Plan, not later than the April 15 following the close of the Supplement A Participant's taxable year, the Committee may cause the Trustee to distribute to the Supplement A Participant the excess deferrals (adjusted for any income or loss attributable thereto and subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration) allocated to the Plan by the Supplement A Participant pursuant to Article IV of the Plan.

     A-5         Rollover Contributions - Supplement A Employees may make
                 ----------------------
     Rollover Contributions to the Plan under Section 4.10 of the Plan except that the Plan from which the Supplement A Employee received the distribution must be a Plan that qualifies under Section 401(a) of the Internal Revenue Code of 1986 and Section 165(a) of the ITA.
          ---

     A-6         Puerto Rico Limitation on Contributions - For any Plan Year,
                 ---------------------------------------
     (a) contributions under the Plan shall not exceed the limitations on deductions imposed under section 23(p)(1)(C) and 23(p)(1)(F) of the ITA,
     (b) the Plan shall satisfy the coverage requirements of Section 165(a)(3) of the ITA, and (c) the Plan shall satisfy the Puerto Rico Actual Deferral Percentage Test set forth in Paragraph A-7 below.

     A-7         Puerto Rico Actual Deferral Percentage Test - In no event shall
                 -------------------------------------------
     the actual deferral percentage (as defined below) of the Highly compensated Supplement A Participants (as defined in paragraph A-8) for any calendar year exceed the greater of:

               (a) the actual deferral percentage of all other Supplement A Participants for such calendar year multiplied by 1.25; or

               (b) the actual deferral percentage of all other Supplement A Participants for such calendar year multiplied by 2.0; provided that the actual deferral percentage of the Highly Compensated Supplement A Participants does not exceed that of all other Supplement A Participants by more than two percentage points.

     The "actual deferral percentage" of a group of Supplement A Participants for a calendar year means the average of the ratios (determined separately for each Supplement A Participant in such group) of: (i) the sum of the Basic Contributions and Supplemental Contributions allocated to each Supplement A Participant for such calendar year; to (ii) the Supplement A Participant's compensation for such calendar year.

     For purposes of this Paragraph, the deferral percentage of a Highly Compensated Supplement A Participant who has made elective deferrals under any other qualified cash or deferred arrangement maintained by the Company or an Affiliated Company pursuant to Section 165(e) of the ITA shall be the sum of his deferral percentages under all such plans.

     A-8         Highly Compensated Supplement A Participant - The term "Highly
                 -------------------------------------------
     Compensated Supplement A Participant" means any Supplement A Employee who is eligible to participate in the Plan and is more highly compensated than two-thirds of all other Supplement A Employees eligible to participate in the Plan.

     The Puerto Rico Actual Deferral Percentage Test of Paragraph A-7 and the determination of who is a Highly Compensated Supplement A Participant shall be done separately for each Employer.

     A-9         Supplemental Section 165(e) Employer Contributions - As soon as
                 --------------------------------------------------
     possible after the end of the Plan Year, the Company, in its discretion, may determine to make a Supplemental Section 165(e) Employer contribution, subject to the limitations set forth in Paragraph A-3. The Supplemental
     Section 165(e) Employer Contribution for any Plan Year under this paragraph will be made no later than the expiration of the period within which such contribution may be paid and deducted for the purpose of Puerto Rico income taxes. Supplemental Section 165(e) Employer Contributions shall be allocated to the Supplemental Employer Contribution Account of each Supplement A Participant who qualifies for Employer Contributions under
     Section 3.2 of the Plan and who either (i) is in the active employment of an Employer or an Affiliated Company on the last day of the Plan Year for which the Supplemental Section 165(e) Employer Contributions are made or
     (ii) dies, suffers a Permanent and Total Disability, or has a Retirement during the Plan Year; provided, however, that if this method of allocating the Supplemental Section 165(e) Employer Contribution for a Plan Year (A) would not serve to prevent the Plan from failing to satisfy the requirements set forth in Paragraph A-7 (such failure to be determined without regard to the Supplemental Section 165(e) Employer Contribution) and/or (B) would result in the Plan's failure to satisfy the requirements set forth in Paragraph A-7, then, but only to the extent necessary to satisfy the requirements set forth in Paragraph A-7 (as determined by the Committee in its sole discretion), the allocation of the Supplemental
     Section 165(e) Employer Contribution for the Plan Year shall be made only to those Supplement A Participants who otherwise satisfy the requirements set forth in (i) and (ii) above and who are not Highly Compensated Supplement A Employees. Supplemental Section 165(e) Employer Contributions for all purposes under the Plan, except as otherwise provided herein.

     A-10        Return of Excess Contributions - If the average deferral
                 ------------------------------
     percentage for all Highly Compensated Supplement A Participants exceeds the amount specified in Paragraph A-7 for any Plan Year, the Basic and Supplemental Contributions (and corresponding Employer Contributions) for the Highly Compensated Supplement A Participant(s) with the Highest deferral percentage shall be reduced so that his applicable percentage is reduced to the greater of (a) such percentage that enables the Plan to satisfy the applicable percentage test, or (b) a percentage equal to the applicable percentage of the Highly Compensated Supplement A Participant(s) with the next highest percentage. This procedure shall be repeated until the Puerto Rico Actual Deferral Test is satisfied. The amount so reduced, together with the attributable earnings thereon, shall be deemed to have been contributed to the Plan by mistake of fact, shall be refunded to the Employer, and the portion attributable to Basic and Supplemental Contributions shall thereafter be paid (subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration) by the Employer to the Supplement A Participants from whose Compensation such amount was obtained.

     A-11        Use of Terms - All terms and provisions of the Plan shall apply
                 ------------
     to this Supplement A, except that where the terms and provisions of the Plan and this Supplement A conflict, the terms and provisions of this Supplement A shall govern.

                                  Supplement B
                                 -------------

                       Special Matching Contributions for
                        Puerto Rico Participants who are
                   Members of the United Auto Workers' Union
                   -----------------------------------------



     The Basic Contributions for Puerto Rico Participants who are Members of the United Auto Workers' Union shall be matched by Employer Contributions in accordance with the following schedule:


                    Basic Contribution          Employer Contribution
                 (as a % of Compensation)  (as a % of Basic Contribution)
                 ------------------------  ------------------------------

                      1st 1%                               100%
                      2nd 1%                                75%
                      3rd 1%                                50%
                    4th-6th 1%                              25%

                                  Supplement C
                                 -------------

                       Special Matching Contributions for
                        Participants who are Members of
                International Chemical Workers' Union, Local 498
                ------------------------------------------------



     The Basic Contributions for Participants who are Members of International Chemical Workers' Union, Local 498 shall be matched by Employer Contributions in accordance with the following schedule:


                    Basic Contribution          Employer Contribution
                 (as a % of Compensation)  (as a % of Basic Contribution)
                 ------------------------  ------------------------------

                      1st 1%                               100%
                      2nd 1%                                90%
                      3rd 1%                                80%
                    4th-6th 1%                              50%